UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2017
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Ingevity Corporation (the “Company”) in its Current Report on Form 8-K filed on January 13, 2017, Edward A. Rose, executive vice president and president, Performance Chemicals, left the Company effective January 31, 2017 (“separation date”). On January 31, 2017, the Company entered into a letter agreement with Mr. Rose (the “letter agreement”) to formalize the terms of his separation.

Under the terms of the letter agreement, in addition to the payments and benefits he is entitled to receive through the separation date, Mr. Rose is also entitled to receive the following severance benefits: (i) a lump sum cash payment of $400,000, which amount was determined under the terms of the Company’s general severance plan based on current salary and length of service, (ii) an additional lump sum payment of $587,000 representing the settlement of his 2016 short term incentive award and related matters, certain amounts to help defray the cost of COBRA coverage and an amount equal to his historic short term incentive award payable at target, (iii) accelerated vesting of 1,461 restricted stock units scheduled to vest in February 2017, (iv) potential vesting of 2,837 performance stock units, representing a pro rata portion of his 2016 performance stock award, based on actual Company performance as of December 31, 2018 as determined by the Compensation Committee, (v) accelerated vesting of 930 restricted stock units, representing a pro rata portion of his 2016 make-up restricted stock unit award, (vi) $40,404 cash payment, representing a pro rata portion of his 2016 long-term cash incentive award, and (vii) professional outplacement services. All such payments and benefits will be subject to withholding of income and employment taxes, to the extent required by law. In consideration for the compensation and benefits provided for in the letter agreement, Mr. Rose agreed to certain non-competition and non-solicitation provisions and released the Company and its affiliates from claims arising out of his employment and separation.

On February 1, 2017, the Company and Mr. Rose also entered into a consulting agreement pursuant to which Mr. Rose will be available to assist the Company with limited and discrete transitional matters following his separation from service with the Company, which arrangement will end on April 30, 2017. For such consulting services, Mr. Rose will be paid $33,333 monthly for a total of $100,000.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the letter agreement and the consulting agreement, which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Letter Agreement between Ingevity Corporation and Edward A. Rose dated January 31, 2017
	10.2	Consulting Agreement between Ingevity Corporation and Edward A. Rose dated February 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ JOHN C. FORTSON
John C. Fortson
Executive Vice President and Chief Financial Officer
Date: February 3, 2017

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between Ingevity Corporation and Edward A. Rose dated January 31, 2017
10.2	Consulting Agreement between Ingevity Corporation and Edward A. Rose dated February 1, 2017